UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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SUPERTEX, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

August 17, 2007

To the Shareholders of Supertex, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Supertex, Inc., a California corporation (the "Company"), will be held on Friday, August 17, 2007 at 10:00 a.m., local time, at the principal offices of the Company located at 1235 Bordeaux Drive, Sunnyvale, California 94089, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.         Election of Directors. To elect directors to serve for the ensuing year and until their successors are elected.

2.	Ratification of Accounting Firm. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company for fiscal year 2008.

3.	Other Business. To transact such other business as may properly come before the meeting or any adjournment thereof.

The names and biographies of the nominees for directors are set forth in the enclosed Proxy Statement.

Only shareholders of record at the close of business on June 22, 2007 are entitled to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy. Please note, however, that if your shares are held on record by a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain from the record holder a proxy in your name.

                                                                                                                                                    By Order of the Board of Directors

                                                    Henry C. Pao
                                                                                                                                                                        President & CEO
Sunnyvale, California
July 16, 2007

                                                                                                                                                                                PROXY STATEMENT

SOLICITATION OF PROXY, REVOCABILITY AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors (the “Board” or “Board of Directors”) of Supertex, Inc., a California corporation (the "Company"), for use at the 2007 Annual Meeting of Shareholders to be held on August 17, 2007 at 10:00 a.m., local time (the “Annual Meeting”), or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.

The Annual Meeting will be held at the principal offices of the Company located at 1235 Bordeaux Drive, Sunnyvale, California 94089. The Company's telephone number at that address is (408) 222-8888.

The Company is mailing this proxy statement and an accompanying proxy card on or about July 16, 2007 to all shareholders entitled to vote at the Annual Meeting.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivering to the Secretary of the Company at the Company’s principal executive offices, 1235 Bordeaux Drive, Sunnyvale, California 94089 a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Solicitation
The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material that may be furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. The Company may retain the services of an outside proxy solicitation firm at an estimated cost of approximately $10,000 to $15,000. The solicitation of proxies may also be made by the use of the mail and through direct communication with certain shareholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation for such solicitation. This proxy and the accompanying form of proxy are being mailed to shareholders on or about July 16, 2007.

Voting

Only shareholders of record at the close of business on June 22, 2006 (the "Record Date") are entitled to notice of and to vote at the meeting. On the Record Date, 13,735,028 shares of the Company's Common Stock, no par value, were issued and outstanding. Therefore, the presence at the Annual Meeting, either in person or by proxy, of a majority or 6,867,515 shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Every shareholder voting at the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for a greater number of candidates than the number of directors to be elected. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one vote. The five director candidates who receive the most votes will be elected to fill the seats on the Board. Approval of each of the proposals requires the favorable vote of a majority of the votes “represented and voting” at the Annual Meeting (the “Votes Cast”) provided that the favorably voting shares comprise at least a majority of the required quorum, which for this meeting means at least 3,433,758 shares. An automated system administered by the Company's transfer agent, Registrar and Transfer Company, tabulates the votes.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as Votes Cast with respect to such matter.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that, in the absence of contrary controlling authority, abstentions should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but should not be counted as Votes Cast with respect to a proposal, since the shareholder has expressly declined to vote on such proposal. Similarly, broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. A broker “Non-Vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power with respect to that item and has received no instruction from the beneficial owner.

Accordingly, in general abstentions and broker “non-votes” will not affect the outcome of the voting on a proposal that requires a majority of the Votes Cast. However, the number of shares voting in favor of any proposal must constitute at least a majority of the required quorum for the Annual Meeting.

Deadline for Receipt of Shareholder Proposals

Proposals of security holders of the Company which are intended to be presented by such shareholders at the Company's 2008 Annual Meeting must be received by the Company no later than March 18, 2008 in order to be considered by the Company’s management to be included in the proxy statement and form of proxy relating to that meeting. The proposal must be mailed to the Corporate Secretary of the Company at our principal offices, 1235 Bordeaux Drive, Sunnyvale, California 94089. Such proposals may be in next year’s proxy statement if they comply with the certain rules and regulations promulgated by the Securities and Exchange Commission.

A shareholder proposal not included in the Company’s proxy statement for the 2008 Annual Meeting will be ineligible for presentation at the meeting unless the shareholder gives timely notice of the proposal in writing to the Secretary of the Company at our principal offices. To be timely, the Company must have received the shareholder’s notice no later than June 3, 2008.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

The nominees for the upcoming election of directors include three independent directors, as defined in the listing standards of the NASDAQ Stock Market, Inc. (“NASDAQ”), and two members of the Company’s senior management. Each director serves a one-year term, as described below, with all directors subject to annual election.

The Board of Directors, based on the recommendation of the Audit and Corporate Governance Committee, has nominated the persons listed on the following page to serve as directors for the term beginning at the Annual Meeting of Shareholders on August 17, 2007. Unless proxy cards are otherwise instructed, the person named, as proxy will vote all proxies received FOR the election of each nominee in this section.

If any director nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the person named as proxy may vote either (1) for a substitute nominee designated by the present Board to fill the vacancy, or (2) for the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board. The Board has no reason to believe that any of the following nominees will be unwilling or unable to serve if elected as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders and until such person's successor has been elected and qualified. The names and biographical information for each nominee are set forth as follows (ages are as of March 31, 2007):

Name of Nominee	Age	Principal Occupation	Director Since
Henry C. Pao (1)	69	President and Chief Executive Officer of the Company	1976
Benedict C. K. Choy (2)	61	Senior Vice President of the Company	1986
W. Mark Loveless (1) (3) (4)	55	Partner, Burr, Pilger and Mayer, LLP	2000
Elliott Schlam (3) (4)	66	President, Elliott Schlam Associates	2000
Milton Feng (1) (3) (4)	57	Chair Professor of Electrical and Computer Engineering, Research Professor of Microelectronics and Nanotechnology Laboratory, Research Professor of Coordinate Science Laboratory, University of Illinois, Champaign-Urbana	2001
___________________________________________________________________
(1)	Member of the Board’s Compensation Committee.
(2)	Mr. Choy did not serve on the board from August 20, 2004 through January 18, 2006.
(3)	Member of the Board’s Executive Compensation Committee.
(4)	Member of the Board’s Audit and Corporate Governance Committee.

 There is no family relationship between any director, nominee or executive officer of the Company.

Henry C. Pao is a founder of Supertex and has served as President, Chief Executive Officer, and as a Director since the Company's formation in 1976. He served as Chief Financial Officer until October 2006. Previously, he worked at Fairchild Semiconductor, Raytheon, Sperry Rand, and IBM. He received B.S., M.S., and Ph.D. degrees in Electrical Engineering from the University of Illinois at Champaign-Urbana.

Benedict C. K. Choy, a founder of the Company, joined Supertex in fiscal 1976 as Vice President, Device Technology and Process Development, and has served as Senior Vice President since February 1988. Previously, he worked at Fairchild Semiconductor, National Semiconductor, and Raytheon. He has a B.S. degree in Electrical Engineering from the University of California, Berkeley. Mr. Choy was a member of the board of directors from 1986 through August 20, 2004. In January 19, 2006, Mr. Choy was appointed by the board as a member of the board of directors of the Company to fill a vacated position.

W. Mark Loveless has been a partner of Burr, Pilger & Mayer, an accounting and consulting firm headquartered in San Francisco, CA, since May 2002. From March 2001 to May 2002, Mr. Loveless was an independent financial consultant. From November 1999 to March 2001, Mr. Loveless served as the Chief Financial Officer of NPoint Inc., an embedded software company located in Los Gatos, CA. Prior to joining NPoint, Inc. in November 1999, Mr. Loveless had been with PricewaterhouseCoopers LLP, since 1978. Mr. Loveless was a Business Assurance Partner from 1990 to 1999 with PricewaterhouseCoopers LLP, in San Jose, CA in their Technology Sector where he spent considerable time working with mergers and acquisitions, public offerings, and accounting systems and controls. Mr. Loveless is a Certified Public Accountant and holds a B.S. degree in Business Administration and an MBA degree in Finance.

Elliott Schlam is an internationally recognized authority on the flat panel display industry, and has been President of Elliott Schlam Associates since 1989. His consulting firm provides investment advice to the financial community and strategic, technical and marketing guidance to corporate management as well as patent advice and expert witness services to the legal community. He has helped public and private concerns evaluate and exploit their technologies for the computer, television, HDTV, signage, industrial, military and other markets, as well as raise project related and equity investments and enter into joint development activities with strategic partners.  He has consulted for numerous successful Fortune 100 and start-up companies and was previously VP of Sales and Marketing for Sigmatron Nova, Inc. as well as director of display R&D, manufacturing methods and technology insertion for the U.S. Army. He is a Fellow of the Society for Information Display and has been elected to “Who’s Who in the East”, “Who’s Who in Technology Today”, “American Men and Women of Science”, “Who’s Who in Optical Science and Technology”, “America’s Registry of Outstanding Professionals”, “Who’s Who in Executives and Professionals” and “United Who’s Who”.   He received a Ph.D. in Electrical Engineering from the Brooklyn Polytechnic University in New York.

                Milton Feng is a leading authority in III-V compounds semiconductor and opto-electronic devices. He is currently the Dr. Nick Holonyak Jr. Endowed Chair Professor of Electrical and Computer Engineering and the research professor of Microelectronics and Nanotechnology Laboratory as well as of the Coordinate Science Laboratory at the University of Illinois, Champaign-Urbana, where he has been a professor since 1991. He is a Fellow of IEEE and received the prestigious IEEE David Sarnoff Award in 1997. He was also awarded the Dr. Pan Wen Yuan Award in 2000. He has published 165 journal papers, 167 conference papers, and is a holder of 10 patents in microelectronics and opto-electronics area. He received a Ph.D. in Electrical Engineering from the University of Illinois. Dr. Feng worked as a Section Head at the Torrance Research Center, Hughes Aircraft, and as a Director at the Ford Microelectronics in Colorado Springs before returning to the University of Illinois as a faculty member.

Vote Required and Board of Director’s Recommendation

The five (5) nominees receiving the highest number of affirmative votes of the shares, entitled to be voted, shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

The Board of Directors recommends that the shareholders vote “FOR” the nominees listed above.

BOARD OF DIRECTORS AND COMMITTEES

Corporate Governance

We are committed to the principles of sound corporate governance. Our Board of Directors has adopted corporate governance guidelines to assist it in fulfilling its responsibilities to shareholders and to our employees, customers, suppliers, and local communities in which we operate. Our corporate governance guidelines together with our current committee charters are available free of charge in the “Corporate Governance” section of our website at www.supertex.com. Written requests should be directed in writing to Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, CA 94089, Attention: Investors Relations.

Our policies and procedures reflect corporate governance initiatives that are in compliance with the corporate governance requirements of the Sarbanes-Oxley Act of 2002 and the listing requirements of the NASDAQ, including:

•	The board of directors has adopted clear corporate governance policies;

•	Three of our five board members are independent of us and our management;

•	The independent directors meet regularly without the presence of management;

•	All members of the audit and corporate governance committee and the executive compensation committee are independent directors;

•	The board of directors has elected W. Mark Loveless as lead director to preside over the executive sessions of the independent directors;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•
We have a hotline available to all employees, and our audit and corporate governance committee has procedures in place for the anonymous submission of any employee complaint, including those relating to accounting, internal controls, or auditing matters; and

•
We have a Code of Business Conduct and Ethics that applies to the Board of Directors and all of our employees, agents and contractors, including the Chief Executive Officer, Chief Financial Officer and Controller. This code is available, free of charge, in the “Corporate Governance” section of our website at or written requests should be directed to Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, CA 94089, Attention: Investor Relations.

Board Responsibilities and Structure

The primary responsibility of the Board is to provide effective governance over the Company’s affairs for the benefit of the Company’s shareholders, employees, customers and suppliers, and local communities. The Board’s responsibilities include but are not limited to (a) evaluating the overall performance of Supertex and its business; (b) reviewing strategic plans, approving capital spending, and budgets; (c) monitoring risks such as litigation and competitive threats and evaluating management’s plans for dealing with such risks; (d) evaluating the performance of the Chief Executive Officer; (e) establishing compensation policies for the Chief Executive Officer and other executive officers; (f) reviewing succession plans and development programs for members of management; (g) reviewing corporate policies regarding legal and ethical conduct; and (h) evaluating itself in terms of size, independence, and overall effectiveness.

It is the policy of the board of directors that a majority of the directors be independent. Currently, three of our five directors meet the standards of independence as defined by current NASDAQ listing standards and SEC rules. The Board has determined that Directors W. Mark Loveless, Elliott Schlam and Milton Feng are independent. Directors Henry C. Pao and Benedict C.K. Choy are employed by the Company and thus do not meet the independence standards.

The Board has an Audit and Corporate Governance Committee, an Executive Compensation Committee, and a Compensation Committee, and the Board has adopted a written charter for each of these committees. The Board has no nominating committee; however the Board has delegated to the Audit and Corporate Governance Committee the functions of a nominating committee.

Board Meetings

The Board of Directors of the Company held a total of three formal Board meetings during the fiscal year ended March 31, 2007. All directors attended all the meetings of the Board and of the committees on which such directors serve. Although the Company does not have a formal policy, each of our directors normally attends the annual meeting every year. Due to schedule conflicts two of our outside directors did not attend last year’s annual meeting.

Committee Membership

Below is a summary of our committee structure and membership information.

Directors	Audit and Corporate Governance Committee	Executive Compensation Committee	Compensation Committee
Henry C. Pao	--	--	Chair
Benedict C.K.Choy	--	--	--
W. Mark Loveless	Chair and Financial Expert	Chair	Member
Elliott Schlam	Member	Member	--
Milton Feng	Member	Member	Member

Audit and Corporate Governance Committee

The current members of the Audit and Corporate Governance Committee are W. Mark Loveless, Elliott Schlam, and Milton Feng, each of whom is (1) “independent” as that term is defined in Section 10A of the Exchange Act; (2) “independent” as defined by current NASDAQ listing requirements; and (3) financially literate and has the requisite financial sophistication as required by the NASDAQ rules applicable to issuers listed on the NASDAQ National Market.

Audit Committee Financial Expert. The board of directors has determined that W. Mark Loveless meets the criteria of an “audit committee financial expert” within the meaning of the SEC’s regulations. In fiscal year 2007, the Audit and Corporate Governance Committee held five meetings. All members of the Audit and Corporate Governance Committee attended all meetings.

On behalf of the Board of Directors, the Audit and Corporate Governance Committee (1) retains the Company’s independent accountants; (2) reviews the arrangements for and scope of the audit by the Company’s independent accountants and reviews their independence; and (3) generally oversees the integrity and quality of the Company’s financial accounting and reporting practices and its system of internal accounting controls. It is not the duty of the Audit and Corporate Governance Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit and Corporate Governance Committee is also chartered to oversee the corporate governance compliance and director nominations. Specifically, they are (1) to identify individuals qualified to become Board members and to nominate directors for election; (2) to lead the Board in its annual review of the Board's performance; (3) to recommend to the Board director nominees for each committee; and (4) to review and make recommendations to the Board concerning corporate governance matters.

Report of the Audit and Corporate Governance Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit and Corporate Governance Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

      The Audit and Corporate Governance Committee is comprised entirely of outside, independent directors. On behalf of the Board of Directors, the Audit and Corporate Governance Committee retains the Company’s independent registered public accounting firm (“External Auditors”), reviews the arrangements for and scope of the audit by the Company’s External Auditors and reviews their independence, and generally oversees the integrity and quality of the Company’s financial accounting and reporting practices and its system of internal accounting controls. It is not the duty of the Audit and Corporate Governance Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The External Auditors are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. During the fiscal year ended March 31, 2007, the Committee met four times, and discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, controller and PricewaterhouseCoopers LLP, our External Auditors, prior to public release.

In discharging its oversight responsibility as to the audit process, the Committee obtained from PricewaterhouseCoopers LLP the written disclosures and the letter from the External Auditors required by the Independence Standards Board Standard No. 1, "Independence Discussions with Audit and Corporate Governance Committees," has discussed with the PricewaterhouseCoopers LLP their independence and has satisfied itself as to the auditors' independence. The Committee also discussed with management, and PricewaterhouseCoopers LLP the quality and adequacy of the Company's internal controls. The Committee reviewed with PricewaterhouseCoopers LLP their audit plans, audit scope and identification of audit risks.

The Committee discussed with PricewaterhouseCoopers LLP all matters required to be discussed as described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the External Auditors’ examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended March 31, 2007, with management and PricewaterhouseCoopers LLP. Based on this review and the above-mentioned discussions with management and PricewaterhouseCoopers LLP, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended March 31, 2007, for filing with the Securities and Exchange Commission. The Audit and Corporate Governance Committee has also approved, subject to shareholder ratification, the selection of the Company’s independent accountants for fiscal 2008.

Each of the members of the Audit and Corporate Governance Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace Rules.

            Respectfully submitted by the members of the Audit and Corporate Governance Committee

W. Mark Loveless
Elliott Schlam
Milton Feng

Executive Compensation Committee

The current members of the Executive Compensation Committee are W. Mark Loveless, Elliott Schlam, and Milton Feng, each of who are “independent” as defined by current NASDAQ listing standards and SEC rules. No meetings of the Executive Compensation Committee were held during fiscal year 2007; however, the committee acted by unanimous written consent on three occasions relative to fiscal 2007 matters.

The purpose of the Executive Compensation Committee is to evaluate and approve the compensation of the CEO and other executive officers and to provide oversight of the Company’s compensation policies, plans and benefits programs, including the granting of stock options to all employee directors and executive officers. The Executive Compensation Committee also acts as the Administrator of the Company’s Supplemental Executive Retirement Plan and the Employee Stock Purchase Plan.

Compensation Committee

The current members of the Compensation Committee are Henry C. Pao, Mark Loveless, and Milton Feng. No meetings of this committee were held in fiscal year 2007, but the committee acted on four resolutions by unanimous written consent.

The purpose of the Compensation Committee is to evaluate and make recommendations to the Board of Directors with respect to all cash-based compensation and all stock compensation of employees and consultants, other than employee directors and executive officers. The Compensation Committee also serves as the Stock Option Committee under the Company’s Stock Option Plan for granting of options to all employee and consultants, other than employee directors and executive officers.

Compensation Committee Interlocks and Insider Participation

Messrs. Loveless, Schlam and Feng serve as members the Executive Compensation Committee. No interlocking relationship exists between the Board of Directors or Executive Compensation Committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past.

Compensation of Outside Directors

The Company currently pays cash compensation to its lead Director for serving on the Board in an amount of $2,000 for each physical Board meeting attendance and $1,000 for each telephonic meeting. The Company pays cash compensation to the other outside Directors in an amount of $1,000 for each physical Board meeting attendance and $500 for each telephonic meeting. The Chairman of the Audit and Corporate Governance Committee receives an additional $1,000 for each Audit and Corporate Governance Committee meeting, while the Audit and Corporate Governance Committee members receive $500 for each meeting. The Company also reimburses all outside Directors for travel and other necessary out-of-pocket expenses incurred in the performance of their services as directors. In addition, the Company pays its outside directors an annual retainer of $10,000 for the “Audit Committee Financial Expert” and $5,000 for the other outside directors.

The following table provides the total compensation of outside Directors in fiscal year 2007.

FISCAL 2007 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($) (1)	Option Awards Expense ($) (2)	Total ($)
W. Mark Loveless	$20,000	$ 18,994	$38,994
Elliott Schlam	9,500	18,994	28,494
Milton Feng	9,500	20,711	30,211
_____________________________________________________
(1) The amounts listed under “Fees Earned or Paid in Cash” are based on the fees that were earned by the named outside directors during the fiscal year 2007, including the annual retainer fees, committee and chairman/financial expert fees and attendance fees described in the narrative above.
(2) Amounts in this column represent the compensation cost of stock option awards granted in fiscal year 2007 and/or prior years recognized for financial statement reporting purposes for fiscal year 2007 calculated in accordance with Statement of Financial Accounting Standards No. 123R, “Share-based Payments,” or “SFAS 123R”. In our calculations per SFAS 123R we used the Black-Scholes option pricing model, which utilizes certain assumptions outlined in the footnotes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007, and we disregarded adjustment for forfeiture. No director was granted options during fiscal year 2007. The numbers of options held at fiscal year end by the directors were as follows: Mr. Loveless—23,600; Mr. Schlam—24,000; and Dr. Feng—6,000.

Nomination of Directors

The Audit and Corporate Governance Committee nominates candidates for election to the Board based on an evaluation of the candidate’s decision-making ability, business experience and expertise, technological background, personal integrity, reputation, ability and willingness of the candidate to devote the necessary time to board service on an ongoing basis, and independence as defined by NASDAQ listing standards. The Audit and Corporate Governance Committee also reviews the activities and associations of potential candidates to ensure that there is no legal impediment, conflict of interest, or other consideration that might hinder or prevent the potential candidate from fulfilling the duties of a director. When the Audit and Corporate Governance Committee considers whether to nominate current members of the Board of Directors for reelection by the shareholders, it also considers each member’s contributions to the Board of Directors and the Company, the member’s knowledge of the Company and issues presented to the Board of Directors, and the member’s preparation for meetings and meeting attendance records.

The Audit and Corporate Governance Committee does not currently use the services of a third party consultant to assist in the identification or evaluation of potential director candidates. However, it may engage a third party to provide for such services in the future.

The Audit and Corporate Governance Committee will consider prospective nominees for election to the Board of Directors that are proposed by shareholders based on the same criteria it uses for all director candidates. Any shareholder who wants to recommend a prospective nominee for the Audit and Corporate Governance Committee’s consideration should submit the candidate’s name and qualifications to the Audit and Corporate Governance Committee Chairman via e-mail at audit@supertex.com, or by fax to (408) 222-4805. The deadline for shareholders to submit their recommendation for a prospective nominee is that such recommendation must be received by the Audit and Corporate Governance Committee no later than March 18, 2008, the same deadline for the submission of proposals for the 2008 Annual Meeting.

Shareholder Communications with the Board of Directors

If you wish to communicate with the Board of Directors, you may send your communication in writing to: Corporate Secretary, Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089. You must include your name and address in the written communication and indicate whether you are a shareholder of the Company. The Corporate Secretary will review any communication received from a shareholder, and all material communications from shareholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Certain Relationship and Related Transactions

During fiscal 2007, the Company leased a portion of a building, consisting of approximately 5,600 square feet at 1225 Bordeaux Drive, Sunnyvale, California under an operating lease from Fortuna Realty Co, a corporation owned by Yunni Pao, a former Supertex Director and father of Henry Pao, our CEO, who also owns Push Inc., a company which beneficially owns between 5% and 10% of the Company’s Common Stock, as more fully set forth in the following page under “Securities Ownership of Certain Beneficial Owners and Management.” The lease expired on April 1, 2007, which coincided with our Sublease Agreement with Reaction Technology, our epitaxial deposition service provider at essentially the same cost. Previously we leased the entire building, consisting of approximately 20,000 square feet. The total rental expenses paid to Fortuna Realty Co. were $125,000 in each of fiscal years 2007, 2006 and 2005. We believe that the lease with Fortuna Realty Co. was at prevailing market rates.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of June 22, 2007 (i) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) by each of the Company's directors and nominees; (iii) by the Company's Chief Executive Officer, Chief Financial Officer and each of the other three most highly compensated executive officers; and (iv) by all directors and executive officers as a group. Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of June 22, 2007, are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of June 22, 2007, there were 13,735,028 shares of Common Stock outstanding:

Directors, Officers and 5% Stockholders	Shares Beneficially Owned (1)
	Number of Shares		Percentage of Total
FMR Corp	2,068,418	(2)	15.06%
82 Devonshire Street
Boston, MA 02109

Columbia Wanger Asset Management LP	1,467,000	(3)	10.68%
227 W Monroe Street
Chicago, IL 60606

Push, Inc.	800,000	(4)	5.82%
2 Oxford Road
Kowloon, Hong Kong

Henry C. Pao	947,947	(5)	6.90%
Benedict C.K. Choy	185,555	(6)	1.35%
Michael Lee	41,465		(7)
Dilip Kapur	1,000		(7)
Frank Gonzalez	2,000		(7)
William Ingram	7,500		(7)
William Petersen	--
Michael Tsang	5,400		(7)
Ahmed Masood	1,000		(7)
Phillip A. Kagel	4,600		(7)
W. Mark Loveless	17,600		(7)
Elliott Schlam	24,000		(7)
Milton Feng	--

All Directors and Executive Officers as a group (13 persons)	1,238,067	(8)	9.01%
___________________________________________________________

(1)
Except as indicated in the other footnotes to this table, and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
Based on a Form 13-F for the quarter ended March 31, 2007, filed with the SEC on May 15, 2007, pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”).  The Company does not know the breakdown among affiliated funds of the stock beneficially owned by FMR, Inc. as of March 31, 2007.  However, according to a Form 13G/A dated February 12, 2007, FMR, Inc. a registered investment advisor, was the beneficial owner of 1,419,000 Company shares as of December 31, 2006, of which 1,000,000 were owned by Magellan Fund, 10,000 shares were owned by Fidelity Management Trust Company and 409,000 were owned by Pyramis Global Advisors Trust Company.  Both Fidelity and Pyramis are wholly-owned subsidiaries of FMR, Inc.  Pyramis had sole dispositive power over 409,000 of these shares and sole voting power over 338,500 of these shares.  Edward C. Johnson, III and family members vote 49% of the shares in FMR, Corp.

(3)
Based on a Form 13-F for the quarter ended March 31, 2007, filed with the SEC on May 14,2007, pursuant to the Exchange Act, and a Form 13G/A filed on March 5, 2007, Columbia Wanger Asset Managements LP, a registered investment advisor, has beneficial ownership of these shares. Columbia Acorn Trust owns approximately 1,169,188 of these shares.

(4)
Based on a communication with Frank Pao, son of Yunni Pao, the Company believes Push. Inc., a British Virgin Islands corporation owned 100% by Yunni Pao, has beneficial ownership of these shares. Yunni Pao is the father of, and disclaims beneficial ownership of the shares owned by, Henry, C. Pao. Yunni Pao and Henry Pao have no arrangement to act in concert with respect to their shares.

(5)
Includes options to purchase 70,000 shares of Common Stock exercisable within 60 days of June 22, 2007. Henry C. Pao is the son of, and disclaims beneficial ownership of the shares held by, Yunni Pao. Yunni Pao and Henry C. Pao have no arrangement to act in concert with respect to their shares.

(6)	Includes options to purchase 9,000 shares of Common Stock exercisable within 60 days of June 22, 2007.

(7)	Indicates less than 1% in beneficial ownership.

(8)	Includes options held by the Company's executive officers and directors (13 persons) to purchase an aggregate of 140,100 shares of Common Stock exercisable within 60 days of June 22, 2007.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock to file with the SEC and NASDAQ initial reports of ownership on Form 3 and changes in ownership on Forms 4 or 5. Such officers, directors and 10% shareholders (“Reporting Persons”) are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

Based solely on our review of the copies of such forms we have received, or written representations from certain Reporting Persons, we believe that, during fiscal year 2007, all Reporting Persons complied with all applicable filing requirements, except as described below:

Benedict Choy filed one (1) late Form 4 that reported one (1) transaction and Ahmed Masood filed one (1) late Form 4 involving three (3) transactions.

Executive Officers of the Company

The names and positions of the Company's executive officers as of June 23, 2006 are as follows:
Name	Position with the Company	Age	Officer Since
Henry C. Pao	President, Principal Executive and Financial Officer	69	1976
Benedict C. K. Choy	Senior Vice President, Technology Development	61	1976
William P. Ingram	Vice President, Wafer Fab Operations	60	1999
Franklin Gonzalez	Vice President, Process Technology	56	1999
Michael Lee	Vice President, I.C. Design	52	1999
Dilip Kapur	Vice President, Standard Products	58	2000
William Petersen	Vice President, Worldwide Sales	54	2001
Ahmed Masood	Vice President, Marketing	46	2006
Michael Tsang	Vice President, Standard Products	48	2006
Phillip A. Kagel	Vice President, Finance & Chief Financial Officer	57	2006

Officers are appointed by the Board of Directors and serve at the discretion of the Board. There is no family relationship between any of the directors or executive officers of the Company.

Henry C. Pao is a founder of Supertex and has served as President and Principal Executive Officer, and as a Director since the Company's formation in 1976 and also served as CFO through October 2006. Previously, he worked at Fairchild Semiconductor, Raytheon, Sperry Rand and IBM. He received B.S., M.S., and Ph.D. degrees in Electrical Engineering from the University of Illinois at Champaign-Urbana.

Benedict C. K. Choy, a founder of the Company, joined Supertex in 1976 as Vice President, Device Technology and Process Development, and has served as Senior Vice President of Technology since February 1988. He also served as a Director from 1986 to August 20, 2004. Previously, he worked at Fairchild Semiconductor, National Semiconductor, and Raytheon. He received a B.S. degree in Electrical Engineering from the University of California, Berkeley. In January 19, 2006, Mr. Choy was appointed by the board as a member of the board of directors of the Company to fill the position vacated due to Mr. Richard Siegel’s resignation.

William Ingram joined Supertex in 1995 as its Director of Wafer Fab Operations, and was promoted to Vice President, Wafer Fab Operations in 1999. Prior to joining Supertex, he was Vice President of Technology Development at Crosspoint Solutions, before which he held management positions at Fairchild and National Semiconductor. He began his career at National after receiving his B.S. degree in Electrical Engineering with honors from the North Carolina State University.

Franklin Gonzalez joined Supertex in November 1990 as a Process Development Manager. In 1994, he was promoted to Director of Process Technology, and in 1999 he was promoted to Vice President, Process Technology. Prior to joining Supertex, he held various R&D management positions spanning over seventeen years with such companies as ECI Semiconductor, Telmos and Harris Semiconductor where he began his career. He received a M.S. degree in Electrical Engineering from Stanford University and a Ph.D. in Electrical Engineering from the University of Florida.

Michael Lee re-joined Supertex in October 1993 as Director of I.C. Design, and was promoted to Vice President, I.C. Design in 1999. Before that, he had a combined total of fifteen years of industry experience in I.C. Design. Mr. Lee began his career at Supertex as a Design Engineer after receiving his M.S. degree in Electrical Engineering from the University of California Berkeley in 1978.

Dilip Kapur joined Supertex in March 1984 and has managed Marketing, Applications, Marketing Communications and Product Engineering Departments. In 2000 he was promoted to Vice President, Standard Products. He has previously held Application Engineering and Marketing positions at Computer Power Inc. and Advani Oerlikon Ltd. He has a B.S. degree in Electrical Engineering from MACT, Bhopal and a Diploma in International Trade from Indian Institute of Foreign Trade, New Delhi.

William Petersen first joined Supertex in 1984 as Sales Manager for the Central Region of the United States. From 1990 through 1994, he was the Company’s National Sales Manager, overseeing sales operations throughout the United States. Mr. Petersen re-joined Supertex in September 1999 as Director of Sales. He was promoted to Vice President of Worldwide Sales in April 2001. Prior to working at Supertex, he worked at Siemens as Central Area Manager from 1980-1984. Mr. Petersen attended the University of Iowa.

                Ahmed Masood joined Supertex in September 2004 as Director of Marketing and became Vice President, Marketing, in January 2006. Prior to joining Supertex, Mr. Masood was the Marketing Director at Motorola SCG (which later became ON Semiconductor) since 2000. Prior to that Mr. Masood held senior management positions at Siliconix, Temic Semiconductor and National Semiconductor. Mr. Masood holds a Bachelor of Science degree in Electrical Engineering from Columbia University and an MBA from UCLA, Anderson Graduate School of Management.

                Michael Tsang joined Supertex in 1995 as a Product Engineer. He was promoted to Product Engineering Director in 2000, and to Vice President in 2006 managing our Power, Analog, Ringer, and Telecom (P.A.R.T.) Product Engineering Department. Prior to joining Supertex, he held positions in Process Engineering, Product Marketing Engineering, and Device Engineering at Siliconix. He holds a Bachelor of Science degree in Electrical Engineering from California State University, San Jose and an MBA from University of Southern California, Marshall School of Business.

                Phillip A. Kagel joined Supertex in October, 2006 as Vice President of Finance and Chief Financial Officer. Previously, beginning in April, 2005, he consulted for Supertex on financial and accounting matters, with his engagement converting to full-time beginning in April, 2006, it being part-time initially so that he could consult for other companies as well. He was Senior Vice President of Finance and Chief Financial Officer of Ultra Clean Holdings from August 2004 to March 2005 and Senior Vice President of Finance and Chief Financial Officer of Sipex from February 2003 to April 2004. In addition, he consulted at Riverstone Networks, Inc. from April, 2004 to July, 2004 and he held the positions of Vice President, Controller and Vice President of Global Tax at Solectron from August 1997 to November 2002. He holds a Bachelor of Science degree in Mathematics from Brigham Young University and an MBA from the University of Missouri.

Compensation of Executive Officers

Summary of Officer Compensation

       The following table shows compensation paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (collectively the “named executive officers”) for the fiscal year ended March 31, 2007. The Company did not pay any named executive officer in the Summary Compensation Table any fringe benefits, perquisites or other compensation in excess of 10% of that executive officer’s salary and bonus shown below during fiscal 2007. None of the Company’s executive officers has employment or severance arrangements with the Company; all serve at the pleasure of the Board.

FISCAL 2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Salary	Bonus (5)	Options Awards ($) (6)	All other Compensation ($)(7)	Total Compensation ($)
Henry C. Pao (1)	$270,359	$160,000	$32,548	$1,280	$464,187
President, CEO, Director

Phillip A. Kagel (2)	105,769	10,000	86,341	117,100	319,210
CFO, VP of Finance

Benedict C. K. Choy (3)	269,093	120,000	30,783	1,280	421,156
Director, Senior Vice President,
Technology Development

Michael Lee (4)	231,674	112,000	83,305	1,280	428,259
Vice President,
I.C. Design

Ahmed Masood	165,733	56,000	149,601	1,280	372,614
Vice President,
Marketing
_____________________________________________
(1)
The executive’s salary includes $108,143 of compensation deferred at the executive’s election in fiscal year 2007, and his bonus in fiscal year 2007 includes $96,000 of bonus deferred at the executive’s election.

(2)	The executive’s salary includes $13,462 of compensation deferred at the executive’s election in fiscal year 2007.
(3)
The executive’s salary includes $26,909 of compensation deferred at the executive’s election in fiscal year 2007, and his bonus in fiscal year 2007 includes $60,000 of bonus deferred at the executive’s election.

(4)	The executive’s salary includes $21,588 of compensation deferred at the executive’s election in fiscal year 2007.
(5)	The amounts shown in this column reflect payments under the Company's semi-annual profit-sharing plan under which all eligible employees participate.
(6)
Amounts in this column represent the compensation cost of stock option awards granted in fiscal year 2007 and/or prior years recognized for financial statement reporting purposes for fiscal year 2007, calculated in accordance with SFAS 123R. In our calculations per SFAS 123R, we used the Black-Scholes option pricing model which utilizes certain assumptions outlined in the footnotes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2007, and we disregarded adjustment for forfeiture.

(7)	The amounts disclosed in this column include:
(a)
Total Company contributions of $1,040 in fiscal year 2007 to the Supertex, Inc. Savings and Retirement Plan, a defined contribution 401(k) plan on behalf of each named executive officers, except Mr. Kagel.

(b)
Payment by the Company for term life insurance premiums of $240 for fiscal year 2007 on behalf of each named officer, except Mr. Kagel, whose premium was $100. All full-time employees of the Company are covered by such term life insurance benefits.

(c)	$117,000 of consulting fees paid to Phillip Kagel prior to his becoming a full-time Company employee and CFO on October 23, 2006.

Grants of plan-based awards during fiscal 2007

        The following table sets forth information with respect to our Profit Sharing Plan as well as stock options grants made during fiscal 2007 to our named executive officers, including the grant date fair value of the stock option awards.

FISCAL 2007 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
Henry C. Pao		0	$75,000	N/A
Phillip A. Kagel	6/1/2006	0	N/A	N/A	23,000	$40.56	$ 430,834
	12/1/2006				7,000	46.92	175,869
Benedict C.K. Choy		0	52,000	N/A
Michael Lee		0	40,000	N/A
Ahmed Masood		0	N/A	N/A
_______________________________
(1) The Non-Equity Incentive Plan is a profit-sharing plan which is described below in “Compensation Discussion and Analysis—Cash-Based Compensation—Profit-Sharing Bonus”. The threshold payout would be zero (if the Company were to have little or no profit) and the maximum payout is indeterminate (since the Company’s profit does not have a readily ascertainable upper bound). The target payout for fiscal 2007 is based on the fiscal 2006 payout for those executive officers who were also executive officers for the entirety of fiscal 2006 and is indeterminate for those persons who not executive officers during the entirety of fiscal 2006. The actual bonuses earned under the profit-sharing plan during fiscal 2007 are shown in the bonus column of the Fiscal 2007 Summary Compensation Table. N/A means not applicable.

Outstanding Equity Awards at Fiscal 2007 Year-End

The following table provides detailed information about all outstanding equity awards for each named executive officer:

OUTSTANDING EQUITY AWARDS AT MARCH 31, 2007

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Henry C. Pao	36,000	9,000	$10.75	06/01/2008	(2)
	25,000	--	12.53	06/01/2008	(3)
	--	10,000	17.06	09/01/2011	(4)
Phillip A. Kagel	--	23,000	40.56	06/01/2013	(1)
	--	7,000	46.92	12/01/2013	(1)
Benedict C.K. Choy	9,000	9,000	10.75	06/01/2008	(2)
	20,000	--	12.53	06/01/2008	(5)
	--	10,000	17.06	09/01/2011	(4)
Michael Lee	2,000	6,000	17.34	12/01/2010	(6)
	1,940	7,880	33.67	03/01/2013	(7)
	60	120	33.67	03/01/2013	(8)
Ahmed Masood	--	13,791	21.75	12/01/2011	(1)
	--	4,209	21.75	12/01/2011	(1)
	--	1,000	17.39	06/01/2012	(9)
	--	3,000	17.39	06/01/2012	(10)
	--	4,900	33.67	03/01/2012	(4)
	--	8,100	33.67	03/01/2012	(4)
______________________________________________
(1) These options become exercisable at the rate of 20% of the underlying shares on the first anniversary of the grant date, with 20% vesting each year thereafter over the following four years. Subject to earlier termination in certain events relating to termination of employment, all of the options listed have a term of seven years, so their grant date is seven years prior to the expiration date shown in the far right column.

(2) These options become exercisable at the rate of 20% of the underlying shares on the 5th anniversary of the grant date, with 20% vesting each year thereafter over the following four years. Subject to earlier termination in certain events relating to termination of employment, all of the options listed have a term of ten years, so their grant date is ten years prior to the expiration date shown in the far right column.

(3) These options become exercisable at the rate of 16% of the underlying shares on each of the 2nd, 3rd and 4th anniversaries of the grant date, with 52% vesting on the 5th anniversary of the grant date. Subject to earlier termination in certain events relating to termination of employment, all of the options listed have a term of seven years, so their grant date is seven years prior to the expiration date shown in the far right column.

(4) These options become exercisable at the rate of 50% of the underlying shares on the 4th anniversary of the grant date, with 50% vesting the following year. Subject to earlier termination in certain events relating to termination of employment, all of the options listed have a term of seven years, so their grant date is seven years prior to the expiration date shown in the far right column.

(5) These options become exercisable at the rate of 15% of the underlying shares on the 2nd anniversary of the grant date, with 15% vesting the second anniversary and 35% vesting in the 3rd and the 4th anniversary. Subject to earlier termination in certain events relating to termination of employment, all of the options listed have a term of seven years, so their grant date is seven years prior to the expiration date shown in the far right column.

(6) These options become exercisable at the rate of 19.75% of the underlying shares on the 2nd anniversary of the grant date, with 20% vesting each year thereafter over the following four years. Subject to earlier termination in certain events relating to termination of employment, all of the options listed have a term of seven years, so their grant date is seven years prior to the expiration date shown in the far right column.

(7) These options become exercisable at the rate of 19.75% of the underlying shares on each of the first, 2nd and 3rd anniversary of the grant date, with 20.25% vesting each year thereafter over the following two years. Subject to earlier termination in certain events relating to termination of employment, all of the options listed have a term of seven years, so their grant date is seven years prior to the expiration date shown in the far right column.

(8) These options become exercisable at the rate of 33.33% of the underlying shares on the first anniversary of the grant date, with 33.33% vesting each year thereafter over the following two years. Subject to earlier termination in certain events relating to termination of employment, all of the options listed have a term of seven years, so their grant date is seven years prior to the expiration date shown in the far right column.

(9) These options become exercisable at the rate of 100% of the underlying shares on the 5th anniversary of the grant date. Subject to earlier termination in certain events relating to termination of employment, all of the options listed have a term of seven years, so their grant date is seven years prior to the expiration date shown in the far right column.

(10) These options become exercisable at the rate of 25% of the underlying shares on the first anniversary of the grant date, with 25% vesting each year thereafter over the following three years. Subject to earlier termination in certain events relating to termination of employment, all of the options listed have a term of seven years, so their grant date is seven years prior to the expiration date shown in the far right column.

Option Exercises and Fiscal 2007 Year-End Values

The following table summarizes the information concerning stock option exercises during the last fiscal year for each named executive officer.

OPTION EXERCISES FOR FISCAL 2007

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Henry C. Pao	25,000	$ 785,500
Phillip A. Kagel	0	--
Benedict C.K. Choy	0	--
Michael Lee	0	--
Ahmed Masood	7,000	174,462

Nonqualified Deferred Compensation Plan

The following table provides information regarding the amount of contributions, earnings and the aggregate balance of non-qualified deferred compensation for our named executive officers in fiscal 2007.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL 2007

Name	Executive Contributions in last FY ($) (1)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
Henry C. Pao	$204,143	$306,658	$ 3,313,449
Phillip A. Kagel	13,462	167	13,628
Benedict C.K. Choy	86,909	64,587	1,070,923
Michael Lee	20,553	5,125	32,675
Ahmed Masood	--	--	--
_______________________________________________________________________
(1)	Amounts disclosed in this column are included in the Summary Compensation Table as part of salary and bonus.

The Supplemental Employee Retirement Plan (the “SERP”) is a non-qualified deferred compensation plan that covers a select group of senior management or highly compensated employees of the Company. The SERP was adopted by the Company, effective January 1, 1996. The SERP assets at March 31, 2007 of $6,714,000 are included at their fair value in short-term investments in the Company's consolidated balance sheet at March 31, 2007 and classified as trading securities. Such assets shall at all times be subject to claims of the general creditors of the Company. The Company’s liability for the SERP as of March 31, 2007 amounts to $6,714,000 and this amount is included in accrued salaries and employee benefits in the Company’s consolidated balance sheet as of March 31, 2007.

The SERP is voluntary and is 100% funded by each participant. Participants can defer up to 60% of the combination of base salary, profit sharing bonus and commission. The Company does not make a matching or other contribution to the SERP. Investment of funds in the SERP is at the discretion of the participant within the menu of available mutual fund options. The Executive Compensation Committee is responsible for the general administration and interpretation of the SERP and for carrying out its provisions. The Company pays the administrative expenses of the SERP.

Compensation Discussion & Analysis

Compensation Philosophy. The Company attempts to apply a consistent philosophy of compensation for all employees, including its named executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the defined expectations of customers and shareholders.

The goals of the Executive Compensation Committee are to align executive compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers that contribute to the long-term success of the Company. The Company's compensation program for the chief executive officer and other named executive officers is based on the same four principles applicable to compensation decisions for all employees of the Company:

•
The Company pays competitively. The Company is committed to providing a compensation program that helps attract and retain the best people in the industry. To ensure that pay is competitive, the Company reviews the compensation practices of other companies of similar size and sales volume within the semiconductor industry, most of which are included in the NASDAQ Electronic Component Index. In addition, the Company uses the Radford Executive Survey of semiconductor companies with revenue under $200 million and other comparatives to benchmark the Company’s compensation structure.

•
The Company pays for relative sustained performance. The named executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is measured by the named executive officer’s contributions and efforts made to achieve set objectives in a timely manner.

•
The Company strives for fairness in the administration of compensation. The Company strives to achieve a balance with respect to compensation paid to the named executive officers within the Company and in comparable companies. The Company also believes that the contributions of each named executive officer and other members of the executive staff are vital to the success of the Company. As such, the Executive Compensation Committee's current policy is that the CEO's base salary does not have any bearing on the base salary of the other named executive officers.

•
The Company believes that named executive officers should understand the performance evaluation and the compensation administration process. Twice each fiscal year as part of the process of determining profit-sharing distributions, the Executive Compensation Committee evaluates the accomplishments of the CEO and, with input from the CEO, evaluates the accomplishments of the other named executive officers in relation to key Company objectives. This evaluation affects the Executive Compensation Committee’s decision on the base salary, profit-sharing bonus, and stock option grant of each named executive officer. Company performance affects the size of the overall profit-sharing pool.

Compensation Components. The Company's compensation program consists of cash and equity based compensation. This mixture allows the Company to attract and retain highly skilled persons as named executive officers, provide innovative and timely new products and responsive services to customers, enhance shareholder value, motivate technological innovation and adequately reward its named executive officers. These components are:

Cash-Based Compensation:

Salary. Base salary is determined by reviewing the compensation levels for competitive positions in the market and taking into account the performance review of each named executive officer, described above. Based on comparative data, the CEO and other officers were compensated within the low-to-middle salary range levels during fiscal 2007. There is no automatic salary increase annually. The Executive Compensation Committee evaluates salary increases periodically on an as-needed basis based on individual performance. The CEO received no salary increase for fiscal 2007 relative to fiscal 2006 while the other two named executive officers who were executive officers in both fiscal 2006 and 2007 received increases in base salary rate averaging 5.5% and increases in total base salary payments, including retroactive pay for multiple years, averaging 14%. These increases reflected additional responsibilities since their prior review.

Profit-Sharing Bonus. The Company has a semiannual profit-sharing bonus plan under which it allocates to a pool for all employees, including the named executive officers, ten percent of its operating profits before taxes and other adjustments. The profit-sharing pool determination is formulaic and while the Board retains the right to make adjustments, discretionary alterations have not been made for the last several years. The operating profit is reviewed for the first and second half of each fiscal year and corresponding bonus payments are made during December and June, respectively, from the available profit-sharing pool. Once the profit-sharing pool has been paid out for a given six-month period, there would be no adjustment or recovery of profit-sharing payments if the amount of Company profit upon which the size of the profit-sharing pool is based is restated or otherwise adjusted in a manner that would increase or reduce the amount of the profit-sharing pool.

Once the size of the profit-sharing pool is determined, it is allocated into four parts. The first part consists of the Company’s matching contribution to the 401(k) plan of up to $1,040 per employee per year. The second part consists of a small amount (typically less than $30,000 per year) to departments to use for a department-wide event to boost employee morale. The third part consists of distributions to employees, while the fourth part consists of changes to an accrual account the Company maintains. The accrued profit-sharing amount is used to fund the matching 401(k) contribution and employee morale portions in lean years and to facilitate bonus pool distributions that somewhat take into account a longer-term performance element. Thus, if there is a good year, the contribution to the accrual account would be significant (unless the accrual account was already at a level the Executive Compensation Committee deemed appropriate) while in a lean year, monies could be distributed from the accrual account. For fiscal 2007, the profit-sharing pool was approximately $3.07 million dollars. Of this, approximately $150,000 was used for the employee 401(k) match, approximately $10,000 was use for the departmental events, approximately $2.43 million was distributed to employees, and approximately $0.48 million was added to the accrual account to bring the accrual account to approximately $2.01 million.

The Company believes that all employees share the responsibility of achieving profits. Accordingly, it awards a profit-sharing bonus to all employees, including named executive officers based on a formula, which includes employment grade level, seniority with the Company, and employee performance including attendance. Seniority is accounted for by paying employees of less than six months no profit-sharing and paying employees of at least six, twelve, eighteen, and twenty-four months of employment, 25%, 50%, 75%, and 100%, respectively of a fully vested share, which thus takes two years of full time employment to vest. As of June 22, 2007, the Company has made thirty-one semiannual profit-sharing distributions. Typically, in the past, whenever the profit-sharing pool was relatively large, the officers as a group (currently ten persons including the five named executive officers) would be distributed a larger percentage of the total pool, in the range of twenty-seven to thirty-two percent, whereas whenever the profit-sharing pool was relatively small, they would receive a smaller percentage of the total pool, in the range of twenty-two to twenty-seven percent. Since last year the profit-sharing pool was relatively large, approximately 30.9% was distributed to the ten officers as a group.

In December and June, the Executive Compensation Committee members have informal discussions with the CEO and determine the amount of the bonus pool for the prior six-month bonus period to be distributed versus the amount to be added to or deducted from the accrual account, and of the amount to be distributed, the percentage to be distributed to the officers as a group. The Executive Compensation Committee members among themselves then determine the performance ranking of the CEO and, with input from the CEO, the performance ranking of the other officers. The Company then generates a proposed distribution of the bonus pool which the Executive Compensation Committee considers and, after any suggested modifications are made, ultimately approves either by written consent or at a meeting.

Equity-Based Compensation:

Stock Option Grants. Stock options provide additional incentives to the named executive officers and to all other officers, directors, and certain management and technical employees to work to maximize shareholder value. The options vest over a defined period to encourage such employees to continue in the employment of the Company. In line with its compensation philosophy, the Company grants stock options commensurate with the employee's potential contribution to the Company, measured by his qualifications and his previous work performance. Stock options are granted to existing named executive officers for performance and/or promotions, and as a part of the employment compensation package to attract new named executive officers. Only individual performance and/or expected performance influence the size of option grants; Company performance does not factor in.

By historically granting options with an exercise price equal to market price of Company stock at the date of grant, the Company ensures that executive officers will not obtain value unless there is appreciation in the Company’s stock. By generally granting options with a term of seven years and with a typical vesting period of five years, options are a retention tool. This approach is designed to focus named executive officers and other key employees on sustainable growth of the Company and the creation of shareholder value over the long term. The vesting for named executive officers may not be at a constant rate for each year during the vesting period, and in rare instances the vesting period may be less than five years.

                                Stock options are a major component of the compensation package of executive management. The named executive officers are generally granted options as part of their compensation package at the commencement of employment. In determining follow-on individual stock options for the named executive officers, the Executive Compensation Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted. Over the past ten years, option grants have been made only on June 1, September 1, December 1, and March 1, provided that if such day falls on a holiday, the grant will be made on the next business day. These dates were chosen because they occur long after the quarterly earnings releases and before the end-of-quarter blackout period. Executives generally are able to exercise their vested options at any time but may only sell the resulting stock during non-blackout periods or under a 10b5-1 plan. The Company has determined not to have any stock ownership requirement for its executive officers and directors.

Other:

Other elements of the named executive officers’ compensation consist of the Company match under its 401(k) plan and the Company-paid premiums on life insurance policies, both of which are available to all full-time employees on the same basis. During fiscal 2007, the Company paid Phillip Kagel, $117,000 in consulting fees for acting as Vice President of Finance and undertaking Sarbanes-Oxley compliance services during the first half of fiscal 2007 prior to his joining the Company as a full-time employee on October 23, 2006 as the Company’s Vice President of Finance and Chief Financial Officer. In addition, the named executive officers and other key employees are eligible to participate in and thereby make voluntary contributions to the Supplemental Employee Retirement Plan described immediately before the start of this Compensation Discussion and Analysis section. None of the named executive officers have agreements providing for severance benefits or, in the event of a change of control, accelerated vesting of their Company options.

Tax Considerations:

Cash payments, including salary, bonuses, and commissions are taxed at ordinary income rates when actually or constructively received. The Company currently grants only non-statutory options. Upon grant, there is no tax consequence for the Company or the optionee. Upon any exercise, the employee is taxed at ordinary income tax rates and the Company receives a compensation expense deduction based on the spread between the then current fair market value of Company stock and the option exercise price. Upon any subsequent sale of the stock, the optionee is taxed at capital gains rates on any appreciation since the date of exercise, which capital gain or loss is short-term or long term depending on whether the stock has been held for a year or more.

We generally intend to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year. We do not expect that the non-exempt compensation to be paid to any of our executive officers for fiscal 2007 or 2008 as calculated for purposes of section 162(m) will exceed the $1 million limit.

Report of the Executive Compensation Committee of the Board of Directors

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Executive Compensation Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

The Executive Compensation Committee of the Board of Directors is generally responsible for reviewing compensation and benefits, including stock options, of the named executive officers of the Company.
The Executive Compensation Committee reviewed and discussed the Compensation Discussion and Analysis, with management. Based on the review and these discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Executive Compensation Committee

W. Mark Loveless, Chairman
Elliott Schlam, Member
Milton Feng, Member

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    The Audit and Corporate Governance Committee has selected PricewaterhouseCoopers LLP, as the independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending March 29, 2008, subject to shareholder ratification. PricewaterhouseCoopers LLP was the Company's independent registered public accounting firm for the fiscal year ended March 31, 2007. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Accountants Fees. The Audit and Corporate Governance Committee pre-approves and reviews audit and permissible non-audit services to be performed by the Company’s principal independent registered public accounting firm, PricewaterhouseCoopers LLP, including fees charged for such services. The Audit and Corporate Governance Committee approved the provision of all of the services described below and determined that such provision is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for fiscal years 2007 and 2006:

Description of Services	2007	2006
Audit fees (1)	$760,000	$ 806,400
Audit-Related Fees	--	--
Tax Fees (2)
Tax Compliance	207,418	141,963
Tax Advice and Planning	--	--
All Other fees (3)	2,474	--
Total	$ 967,418	$ 948,363

______________________________
(1)
Audit Fees represent the aggregate fees billed or to be billed for professional services rendered for the audit of our annual financial statements, the review of the financial statements included in our quarterly reports during such period, and assistance and review of documents provided in connection with statutory or regulatory filings, and Section 404 attestation.

(2)	Tax Fees represent the aggregate fees billed or to be billed for professional services rendered for tax return compliance.

(3)	All Other Fees.

Pre-Approval Policies and Procedures. It is the Company’s policy that all non-audit services to be performed by the Company’s principal independent registered public accounting firm must be approved in advance by the Audit and Corporate Governance Committee. The Company’s policy on auditor independence requires that, prior to engaging its principal independent registered public accounting firm in any non-audit related activity other than that specifically authorized by the Company’s policy on auditor independence, Company management reports to the Audit and Corporate Governance Committee the nature of the proposed activity, including the reasons why: (i) it is necessary or beneficial to the Company to use its principal independent registered public accounting firm to engage in such activity, and (ii) the steps being taken to ensure that the engagement of its independent registered public accounting firm in such activity will not, among other things, violate applicable laws or regulations of the United States and applicable states, or the rules and regulations of the NASDAQ Stock Market, on which the Company’s securities are listed. In order for the Company to engage its principal independent registered public accounting firm in the proposed activity, the Company must obtain Audit and Corporate Governance Committee approval.

Board Recommendation on Proposal 2: Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 29, 2008, will be approved upon the favorable vote of the majority of the Votes Cast on the Proposal, provided that such favorable vote constitutes at least a majority of the required quorum for the Annual Meeting.

Representatives of the firm of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-Laws or otherwise. The Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. In the event the shareholders fail to ratify the selection, the Audit and Corporate Governance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Corporate Governance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Corporate Governance Committee determines that such a change could be in the best interests of the Company and its shareholders.

THE BOARD OF THE DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ITS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING MARCH 29, 2008. THE VOTE REQUIRED TO APPROVE THIS PROPOSAL IS A MAJORITY OF THE SHARES PRESENT AND VOTING AT THE MEETING (PROVIDED THE SHARES VOTING AFFIRMATIVELY ALSO CONSTITUTE AT LEAST A MAJORITY OF THE REQUIRED QUORUM).

 OTHER MATTERS

The Company knows of no other matters to be submitted to the Meeting. If any matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date, and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

Any person who was a beneficial owner of common stock on the record date for the 2007 Annual Meeting may obtain a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report, which will be furnished upon payment of the Company’s reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as directed to Supertex, Inc., Attention: Investor Relations, 1235 Bordeaux Drive, Sunnyvale, California 94089.

BY ORDER OF THE BOARD OF DIRECTORS OF
SUPERTEX, INC.

Henry C. Pao
President & CEO

July 16, 2007
Sunnyvale, California